                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 1999 relating to the consolidated financial statements and financial statement schedule of Wind River Systems, Inc., which appears in Wind River Systems, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1999.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP



San Jose, California
August 27, 1999